Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Steven L. Muellner, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. ss. 1350, hereby certifies that:

           (i)  the Form 10-K for the fiscal year ended February 28, 2007 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 29, 2007

By:	/s/ STEVEN L. MUELLNER
President and CEO